Exhibit 99.2

Designated Filer:	Warburg Pincus Private Equity X O&G, L.P.
Issuer & Ticker Symbol:	Laredo Petroleum Holdings, Inc. [LPI]
Date of Event Requiring Statement:	November 25, 2013

Exhibit 99.2 - Joint Filer Information

Joint Filers:

1. Name:	Warburg Pincus Private Equity X O&G, L.P.
Address:	C/O WARBURG PINCUS & Co.
450 LEXINGTON AVENUE
New York, NY 10017

2. Name:	Warburg Pincus X Partners, L.P.
Address:	C/O WARBURG PINCUS & Co.
450 LEXINGTON AVENUE
New York, NY 10017

3. Name:	Warburg Pincus X, L.P.
Address:	C/O WARBURG PINCUS & Co.
450 LEXINGTON AVENUE
New York, NY 10017

4. Name:	Warburg Pincus X LLC
Address:	C/O WARBURG PINCUS & Co.
450 LEXINGTON AVENUE
New York, NY 10017

5. Name:	Warburg Pincus Partners LLC
Address:	C/O WARBURG PINCUS & Co.
450 LEXINGTON AVENUE
New York, NY 10017

6. Name:	Warburg Pincus LLC
Address:	450 LEXINGTON AVENUE
New York, NY 10017

7. Name:	Warburg Pincus & Co.
Address:	450 LEXINGTON AVENUE
New York, NY 10017

8. Name:	Charles R. Kaye
Address:	C/O WARBURG PINCUS & Co.
450 LEXINGTON AVENUE
New York, NY 10017

9. Name:	Joseph P. Landy
Address:	C/O WARBURG PINCUS & Co.
450 LEXINGTON AVENUE
New York, NY 10017